EXHIBIT INDEX

99.1 Company Press Release May 24, 2000, titled "Stewart & Stevenson Services, Inc. Announces First Quarter 2000 Results."


News From:                                         Stewart & Stevenson
                                                   Corporate Headquarters
                                                   P.O. Box 1637
                                                   Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:

    STEWART & STEVENSON SERVICES, INC. ANNOUNCES FIRST QUARTER 2000 RESULTS

     HOUSTON, TX May 24, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), HOUSTON, TX a leading manufacturer and distributor of industrial, energy related and defense equipment, announced sales for the Fiscal Quarter ending April 29, 2000, totaling $259.2 million compared to sales of $188.9 million for the same period a year ago.

     Net income from operations for the First Quarter totaled $7.5 million or $0.27 per share compared to net earnings of $2.1 million and $0.08 per share a year ago. The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $78.7 million in the First Quarter compared to $6.2 million a year ago. Operating profit for the quarter totaled $14.6 million, compared with a $1.1 million profit in the First Quarter of Fiscal 1999. The segment continues to realize improved operating margins resulting from an effective cost reduction program. In addition, the current plan is to complete the driveline upgrade program by the end of May, three months ahead of schedule. The Army's latest shipment schedule has shifted some truck deliveries from the second quarter to the second half, but the expected total year volume remains intact.

     The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded First Quarter sales of $127.1 million compared to $121.3 million for the same period in 1999. The Power Products segment reported a $0.8 million loss for the quarter as the rebound in profitability was overshadowed by special items netting to a charge of $6.4 million, principally in connection with a potentially uncollectable account and note receivable. Excluding the special items, the segment would have reported an operating profit of $5.6 million or 4.4% of sales. A year ago the segment reported a $3.1 million operating profit or 2.6% of sales. Power Products is beginning to experience improved sales in domestic land-based oil and gas markets, and the rebound in profitability is expected to continue in subsequent quarters.

     The Petroleum Equipment segment manufactures equipment for oil and gas exploration, production, and well stimulation industries. Sales for this segment totaled $14.9 million for the First Quarter compared to $28.5 million last year. The operating loss for the First Quarter totaled $0.7 million compared to an operating profit of $2.0 million in the previous year. The decrease in sales and operating profit resulted from a depleted order backlog in the oil and gas markets. We are encouraged by a recent rebound in order activity, and the segment is well positioned for a turnaround in the second half of Fiscal Year 2000.

     The Airline Products segment, known as S&S Tug, which manufactures airline ground support products and mobile railcar movers, recorded sales of $28.3 million in the First Quarter of Fiscal 2000, compared with $22.3 million in the same quarter last year. Operating results were breakeven in both years. First Quarter 2000 operations were impacted by higher costs associated with the startup of additional airport based service facilities, and new products.

     Other business activities not identified in a specific segment include predominantly gas compression equipment sales or leases. Sales totaled $10.2 million for the First Quarter, compared to $10.7 million for the comparable period last year. A First Quarter operating loss of $0.6 million included $0.8 million in incentive bonus payments associated with the 1998 acquisition of Compression Specialties, Inc. An operating profit of $0.8 million was recorded during the First Quarter of 1999.

     Corporate general and administrative expenses for the quarter totaled $2.5 million, versus $0.5 million for the comparable period of 1999. Last year's quarter was favorably impacted by harbor tax refunds and duty drawback recoveries.

     Interest expense decreased from $3.5 million in the First Quarter of Fiscal 1999 to $2.3 million in the First Quarter of Fiscal 2000 as a direct result of asset management initiatives.

     The Company recorded $4.0 million in interest income in connection with tax refunds from the Internal Revenue Service for the years ended January 31, 1990, through January 31, 1993.

     Cash flow provided by operating activities during the First Quarter of Fiscal 2000 totaled $25.5 million or $0.91 per share, which compared favorably with usage of $28.4 million during the corresponding quarter of Fiscal 1999.


     Michael L. Grimes, President and Chief Executive Officer, commented that "we have delivered five consecutive quarters of earnings improvements; we continue to make progress in generating cash flow and improving our balance sheet; the oil and gas markets are beginning to recover; we continue to improve the leadership team; and supply chain initiatives are resulting in lower material costs for the future."

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; the risk of cancellation or adjustment of specific orders and termination of significant government programs; and failure of the Company or unrelated third parties on whom the Company relies for essential products or services to become Year 2000 capable. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Contact:  Mr. David R. Stewart, Treasurer
Phone:    (713) 868-7657
Fax:      (713) 863-1519
Email:    d.stewart@ssss.com
          HTTP://www.ssss.com

STEWART & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                        FISCAL QUARTER         FISCAL QUARTER
                                                                           ENDED                   ENDED
                                                                        APRIL 29, 2000           MAY 1, 1999
                                                                        --------------        --------------
                                                                                     (UNAUDITED)
Sales                                                                  $  259,207           $  188,911
Cost of sales                                                             213,317              159,050
                                                                        --------------          --------------

Gross profit                                                               45,890               29,861

Selling and administrative expenses                                        36,091               25,491
Interest expense                                                            2,309                3,451
Other income, net                                                          (4,434)              (2,195)
                                                                        --------------       --------------
                                                                           33,966               26,747
                                                                        --------------       --------------
Earnings before income taxes                                               11,924                3,114
Income tax provision                                                        4,426                1,153
                                                                        --------------       --------------
Earnings of consolidated companies                                          7,498                1,961
Equity in net earnings of unconsolidated affiliates                             -                  159
                                                                        --------------       --------------
Net earnings                                                           $    7,498            $   2,120
                                                                        ==============       ==============

Weighted average number of shares of Common Stock outstanding -
   Basic                                                                   27,996               27,984
   Diluted                                                                 28,075               27,984

Net earnings per share: Basic and Diluted                              $     0.27            $     .08
                                                                        ==============       ==============
Cash dividends per share                                               $     .085            $    .085
                                                                        ==============       ==============

STEWART & STEVENSON SERVICES, INC.
SEGMENT DATA
(IN THOUSANDS)
--------------------------------------------------------------------------------
                              Fiscal Quarter Ended        Fiscal Quarter Ended
                                 APRIL 29, 2000                 MAY 1, 1999
                                                  (UNAUDITED)
--------------------------------------------------------------------------------
Sales
  Power Products                    $  127,091            $   121,288
  Tactical Vehicles                     78,673                  6,215
  Airline Products                      28,271                 22,252
  Petroleum Equipment                   14,927                 28,464
  Other Business Activities             10,245                 10,692
                                   --------------         --------------
           Total                       259,207                188,911



Operating Profit
  Power Products                          (816)                 3,090
  Tactical Vehicles                     14,636                  1,106
  Airline Products                           4                      4
  Petroleum Equipment                     (673)                 1,958
  Other Business Activities               (634)                   832
                                   --------------         --------------
           Total                        12,517                  6,990



Corporate expenses (net)                (2,476)                  (452)
Interest expense                        (2,309)                (3,451)
Non-operating interest income            4,192                     27
                                   --------------         --------------
Earnings before income taxes        $   11,924            $     3,114
                                   ==============         ==============

STEWART & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(IN THOUSANDS)

                                                                      FISCAL QUARTER          FISCAL QUARTER
                                                                           ENDED                 ENDED
                                                                      APRIL 29, 2000           MAY 1, 1999
                                                                      --------------          --------------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
   Net earnings                                                       $   7,498                $  2,120
   Adjustments to reconcile net earnings to net cash
    provided by (used in) operating activities:
       Accrued postretirement benefits                                      248                     509
       Depreciation and amortization                                      5,532                   5,203
       Deferred income taxes, net                                            36                     (37)
       Change in operating assets and liabilities
         net of the effect of acquisition:
          Accounts and notes receivable, net                             44,964                 (13,482)
          Recoverable costs and accrued profits not
           yet billed                                                    (5,983)                 30,009
          Inventories                                                   (12,314)                 (6,814)
          Accounts payable                                              (10,029)                (37,409)
          Accrued payrolls and incentives                                (4,421)                 (7,844)
          Current income taxes                                            4,291                     994
          Other current liabilities                                      (2,839)                   (829)
          Other--principally long-term assets and
           liabilities                                                   (1,469)                   (819)
                                                                      --------------          --------------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                   25,514                 (28,399)

INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                       (10,279)                 (7,821)
   Disposal of property, plant and equipment, net                           123                   1,667
                                                                      --------------          --------------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                  (10,156)                 (6,154)

FINANCING ACTIVITIES
   Additions to long-term borrowings                                     20,047                  16,234
   Payments on long-term borrowings                                     (20,029)                   (333)
   Net short-term borrowings (payments)                                  (9,490)                  9,724
   Dividends paid                                                        (2,379)                 (2,379)
   Exercise of stock options                                                222                       -
                                                                      --------------          --------------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  (11,629)                 23,246
                                                                      --------------          --------------

Increase (decrease) in cash and equivalents                               3,729                 (11,307)
Cash and equivalents, February 1                                         11,715                  12,959
                                                                      --------------          --------------
Cash and equivalents, end of period                                   $  15,444                $  1,652
                                                                      ==============          ==============

STEWART & STEVENSON SERVICES, INC.
CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION
(IN THOUSANDS)

                                                                    APRIL 29, 2000         JANUARY 31, 2000
                                                                    --------------          --------------
                                                                     (UNAUDITED)

ASSETS
CURRENT ASSETS
   Cash and equivalents                                            $  15,444                 $ 11,715
   Accounts and notes receivable, net                                197,661                  242,625
   Recoverable costs and accrued profits
      not yet billed                                                  14,134                    8,151
   Income tax receivable                                              22,508                   26,255
   Deferred tax asset                                                  8,553                    9,076
   Inventories:
      Power Products                                                 158,254                  150,844
      Petroleum Equipment                                             31,588                   30,151
      Airline Products                                                32,065                   26,029
      Other Business Activities                                       31,123                   33,762
      Excess of current cost over LIFO values                        (49,769)                 (49,839)
                                                                    --------------          --------------
                                                                     203,261                  190,947
                                                                    --------------          --------------
      TOTAL CURRENT ASSETS                                           461,561                  488,769

PROPERTY, PLANT AND EQUIPMENT                                        300,325                  290,355
   Allowances for depreciation and
       amortization                                                 (166,167)                (160,821)
                                                                    --------------          --------------
                                                                     134,158                  129,534

DEFERRED INCOME TAX ASSETS                                                89                      166
INVESTMENTS AND OTHER ASSETS                                          25,239                   23,881
                                                                    --------------          --------------
                                                                   $ 621,047                $ 642,350
                                                                    ==============          ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                   $  15,779                $  25,269
   Accounts payable                                                   80,134                   90,163
   Accrued payrolls and incentives                                    14,280                   18,701
   Income tax                                                          3,278                    3,257
   Current portion of long-term debt                                   9,097                    8,955
   Other current liabilities                                          63,064                   65,903
                                                                    --------------          --------------
      TOTAL CURRENT LIABILITIES                                      185,632                  212,248


COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                        78,157                   78,281
DEFERRED INCOME TAX                                                      917                      958
ACCRUED POSTRETIREMENT BENEFITS                                       12,996                   12,748
DEFERRED COMPENSATION                                                  2,325                    2,436
OTHER LONG-TERM LIABILITIES                                              600                      600
SHAREHOLDERS' EQUITY
Common Stock, without par value, 100,000,000
  shares authorized; 28,012,203 and 27,992,203 shares issued
  at  April 29, 2000 and January 31, 2000, respectively                47,944                  47,722
   Retained earnings                                                  292,476                 287,357
                                                                    --------------          --------------
      TOTAL SHAREHOLDERS' EQUITY                                      340,420                 335,079
                                                                    --------------          --------------
                                                                   $  621,047               $ 642,350
                                                                    ==============          ==============
